                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                                 April 20, 1999
                                 ---------------
                                 Date of Report
                        (Date of Earliest Event Reported)


                             TAVA TECHNOLOGIES, INC.
                             -----------------------
             (Exact name of Registrant as specified in its charter)


        Colorado                     0-19167                  84-1042227
        --------                    ---------                -------------
 (State or other jurisdiction of   (Commission             (I.R.S. Employer
  incorporation or organization)     File No.)               I. D. Number)


7887 E. Belleview Avenue, Suite 820
       Englewood, Colorado                                       80111
-------------------------------------                          ---------
(Address of principal executive offices)                      (zip code)

                 (303)  771-9794
   --------------------------------------------
(Registrant's telephone number, including area code)



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Item 5.  Other Events.

     As announced in its Press Release  dated April 21, 1999,  which is filed as
Exhibit 20.1 hereto and incorporated herein by reference, on April 20, 1999 TAVA Technologies, Inc. ("TAVA") entered into an Agreement and Plan of Reorganization pursuant to which TAVA will be merged with an indirect wholly-owned subsidiary of Real Software NV ("Real Software"), a Belgian corporation, in a cash merger transaction in which each outstanding share of TAVA will be exchanged for $8.00 cash (the "Merger"). Upon completion of the Merger, TAVA will no longer be traded on NASDAQ.

     Approval of the Agreement requires the affirmative vote of holders of a majority of TAVA's outstanding shares. The meeting date will be announced at a later time.

     TAVA hopes to submit preliminary Proxy Materials to the Securities and Exchange Commission in early to mid-May 1999. Under U.S. antitrust regulations, TAVA and Real Software also are required to submit pre-merger notification materials to the Federal Trade Commission, under the Hart Scott Rodino Anti-Trust Improvements Act.

     A Special Committee consisting of three of TAVA's non-employee directors unanimously resolved on April 20, 1999 to recommend to the Board of Directors that the Agreement be approved. The Board of Directors unanimously voted to approve the Agreement and to submit the Agreement for vote to a Special Meeting of TAVA Shareholders.

     Prudential Securities, Inc. served as financial advisor to the Special Committee and delivered its opinion that the merger consideration to be received by the holders of TAVA's Common stock is fair to such holders from a financial point of view. A copy of that opinion will be filed as an exhibit to TAVA's Proxy Statement.

     Consummation of the Merger is subject to certain conditions, including, without limitation: (i) TAVA shareholder approval: (ii) the receipt of all requisite approvals by applicable public and regulatory !uthorities; and (iii) certain other conditions, including absence of any material adverse change in TAVA's business, prospects or financial condition, and a requirement by Real Software that four of TAVA's executive officers (John Jenkins, President & CEO Kevin Fallon, COO, Larry B. Hagewood, Executive Vice President, and Douglas H. Kelsall, CFO) enter into employment agreements with TAVA as the surviving corporation on terms no less favorable to those executives than their current employment contracts.

     As a condition to the Merger, Real Software has required the four TAVA executives to retain (rather than tender for cash in the Merger) options to purchase shares representing approximately 2.5 percent of TAVA, and has required Mr. Fallon to retain (rather than tender for cash in the Merger) shares representing approximately 1.5% of TAVA. There will be significant contractual restrictions on sale of management shares following the Merger.

     The foregoing summary of certain terms of the proposed Merger is qualified in its entirety by reference to the Agreement and Plan of Reorganization and the form of Management Agreement, which are filed as exhibits.

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Item 7.  Financial Statements and Exhibits.

     (a)  Not applicable

     (b)  Not applicable

     (c)  Exhibits. The following exhibit is filed with this Report:

          2.1 Agreement and Plan of Reorganization dated April 20, 1999. Schedules 7.2.1(a) and 7.2.1(b) are filed herewith. Other schedules containing disclosures described in Artile II of this Agreement are not filed. Any such omitted schedule will be furnished supplmentally to the Commission upon request.

          2.1.1  Management  Voting & Exchange  Agreement dated April 20,
          1999.

          20.1   Press Release dated April 21, 1999



                                   SIGNATURES

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           TAVA Technologies, Inc.



Date:    April 23, 1999                     By: /s/ John Jenkins
                                                -----------------------------
                                                John  Jenkins, President and CEO